COMMERCIAL AND PRIVATE PASSENGER AUTOMOBILE
                               QUOTA SHARE TREATY

                                TABLE OF CONTENTS
PREAMBLE......................................................................1

ARTICLE 1 - BUSINESS REINSURED................................................1
ARTICLE 2 - COVER.............................................................1
ARTICLE 3 - COMMENCEMENT AND TERMINATION......................................3
ARTICLE 4 - NON-TRADITIONAL QUOTA SHARE OPTION................................3
ARTICLE 5 - SPECIAL TERMINATION...............................................4
ARTICLE 6 - TERRITORY.........................................................5
ARTICLE 7 - EXCLUSIONS........................................................5
ARTICLE 8 - REPORTS AND REMITTANCES...........................................6
ARTICLE 9 - CEDING COMMISSION.................................................7
ARTICLE 10 - DEFINITIONS......................................................9
ARTICLE 11 - ORIGINAL CONDITIONS.............................................10
ARTICLE 12 - CURRENCY........................................................10
ARTICLE 13 - TAXES...........................................................11
ARTICLE 14 - LOSS AND LOSS EXPENSE...........................................11
ARTICLE 15 - EXCESS OF POLICY LIMITS.........................................11
ARTICLE 16 - EXTRA CONTRACTUAL OBLIGATIONS...................................11
ARTICLE 17 - DELAY, OMISSION OR ERROR........................................12
ARTICLE 18 - INSPECTION......................................................12
ARTICLE 19 - OFFSET..........................................................12
ARTICLE 20 - SALVAGE AND SUBROGATION.........................................12
ARTICLE 21 - WARRANTY........................................................12
ARTICLE 22 - ARBITRATION.....................................................13
ARTICLE 23 - INSOLVENCY......................................................13
ARTICLE 24 - EXECUTION.......................................................14

                   COMMERCIAL AND PRIVATE PASSENGER AUTOMOBILE
                               QUOTA SHARE TREATY
                  (hereinafter referred to as the "Agreement")

                                     between

                      FEDERATED NATIONAL INSURANCE COMPANY
                   (hereinafter referred to as the "Company")

                                       and

                        TRANSATLANTIC REINSURANCE COMPANY
                  (hereinafter referred to as the "Reinsurer")



                                    PREAMBLE

In consideration of the mutual covenants hereinafter contained the parties hereto agree as follows:

                         ARTICLE 1 - BUSINESS REINSURED

This Agreement is to share with the Reinsurer the interests and liabilities of the Company under all policies for Commercial and/or Non-Standard Private Passenger Automobile Liability and Physical Damage Business written or renewed by or on behalf of the Company during the term of this Agreement, subject to the terms and conditions herein contained.

                                ARTICLE 2 - COVER

A. The Company will cede, and the Reinsurer will accept as reinsurance, a variable Quota Share from 40% to 45% of all business reinsured (Sections A and B) hereunder subject to the maximum Policy limits stated below:

B. SECTION A: For the basic limits program, the following maximum limits will be offered:

                  Bodily Injury/Per Person                             $10,000

                  Bodily Injury/Per Occurrence                         $20,000

                  Property Damage Liability                            $10,000
                  Automobile Physical Damage (ACV)
                  Private Passenger                                    $50,000
                  Commercial                                           $50,000

                  Personal Injury Protection
                  Statutory Uninsured Motorist/Bodily Injury           $10,000

C. SECTION B: For the increased limits program, the following maximum limits will be offered:

                  Bodily Injury/Per Person                            $100,000

                  Bodily Injury/Per Occurrence                        $300,000

                  Property Damage Liability                            $50,000

                  Uninsured Motorist
                  Bodily Injury/Per Person                            $100,000
                  Bodily Injury/Per Occurrence                        $300,000

Basic limits and increased limits will be reported separately.

D. The limit of liability of the Reinsurer as respects Excess of Policy Limits or Extra Contractual Obligations shall be $500,000 inclusive of contractual loss.

E. The maximum limit of liability of the Reinsurer in any one Agreement Year as respects Excess of Policy Limits or Extra Contractual Obligations only, shall be $1,500,000.

F. In the event of an act of terrorism this agreement will be subject to an annual limit of $1,000,000 for all losses incurred by the act of terrorism.

G. A pro rata share of the amount, if any, by which financial assistance paid to the Company under "TRIA" for Acts of Terrorism occurring during any one Program Year, combined with the Company's total private-sector reinsurance recoveries for such Acts of Terrorism, exceeds the amount of Insured Losses paid by the Company for such Acts of Terrorism, shall be reimbursed by the Company to the Reinsurer. Such pro rata share shall be calculated by dividing:

          1. the Reinsurer's payment under this Contract of Insured Losses for the Program Year; by

          2. the Company's total private-sector reinsurance recoveries arising from all Act(s) of Terrorism covered under TRIA during the Program Year.

Payment shall be made as promptly as possible after the Company's receipt of any recovery in excess of its Insured Losses. The Company shall provide the Reinsurer with all necessary data respecting the transactions covered under this Article.

Such payment to the Reinsurer shall apply unless disallowed by the U.S. Department of the Treasury.

"Insured Losses" and "Program Year" shall follow the definitions provided in TRIA.

As respect losses subject to the Terrorism Risk Insurance Act 2002 (TRIA) the phrase "Acts of Terrorism" shall follow the definition in TRIA. As respects all other loss, the phrase "Acts of Terrorism" shall be as defined in Article 10 - Definitions.

                    ARTICLE 3 - COMMENCEMENT AND TERMINATION

A. This Agreement shall become effective at 12:01 a.m., Eastern Standard Time, December 31, 2002 and shall remain in full force and effect until terminated as provided in the following paragraph.

B. Either the Company or the Reinsurer shall have the right to terminate this Agreement at any June 30th or December 31st by giving the other party 90 days prior notice in writing via either Certified or Registered Mail, return receipt requested.

C. As respects policies ceded hereunder which are still in force at the termination of this Agreement, The Reinsurer shall remain liable on such policies for a further twelve (12) months plus odd time, not to exceed eighteen (18) months in all or until the natural expiration, renewal or cancellation of such policies, whichever occurs first. The Company may at its option, within 30 days of any notice of termination, elect to terminate the entire liability of the Reinsurer for losses occurring subsequent to the time and date of termination in which event the Reinsurer shall return the appropriate unearned premium reserve to the Company less the commission previously allowed thereon.

D. Regardless of the method of termination the liability of the Reinsurer will continue in the event that the Company is bound by statute or regulation.

                 ARTICLE 4 - NON-TRADITIONAL QUOTA SHARE OPTION

The Reinsurer will have the option at December 31, 2003 to modify the terms of this Agreement to a Non-Standard Quota Share treaty to include the following:

     1.  Change would be retroactive to December 31, 2002;

     2.  Reinsurer's margin- 4% (Combined Ratio = 96%);

     3. Reinsurer will transfer funds to establish a Funds Withheld structure with the Company retaining all funds except for Reinsurer's margin;

     4. Ceding commission- 30% at a 66% ratio of losses incurred to premiums earned with Company realizing 100% of the profits under a 66% ratio of losses incurred to premiums earned;

     5. Profit Commission to be calculated 24 months from inception with a 6.5% IBNR factor applied;

     6. The Company to assume 100% of incurred losses from a 66% ratio of losses incurred to premiums earned to an 86% ratio of losses incurred to premiums earned;

     7. Establishment of a ratio of losses incurred to premiums earned cap of 110%.

                         ARTICLE 5 - SPECIAL TERMINATION

A. Either party to this Agreement shall have the right to cancel this Agreement immediately by giving 10 days written notice to the other party by registered mail in the event that one party:

     1. Has its financial condition impaired by a reduction of surplus as regards policyholders of 15% or more in any twelve month period from the inception date of this Agreement;

     2. Is declared insolvent or put in liquidation by any competent regulatory authority or court of competent jurisdiction;

     3. Loses its operating license, or has its operating license suspended, in any jurisdiction;

     4.   Ceases writing new or renewal business;

     5. Has any change in ownership, which is considered to be 10% or more of its stock and/or a change in management;

     6. Fails to remit premiums/losses in accordance with the terms of this Agreement. The coverage afforded by this Agreement shall cease as of the date of termination except in the case of failure to remit premium, termination shall be effective as at the date through which premium has been paid.

B. The Reinsurer shall have the right to cancel this Agreement 90 days notice if A.M. Best rating is reduced to C++ or lower or its S&P rating reduced to BB+ or lower.

C. Subject to the Special Termination items above, the party giving notice shall have the option to return or request the return of the unearned premium, if any, on the business in force at the date of cancellation, less any commission allowed thereon, thereby terminating this agreement on a cutoff basis.

D. Regardless of the method of termination the liability of the Reinsurer will continue in the event that the Company is bound by statute or regulation.

                              ARTICLE 6 - TERRITORY

This Agreement applies to losses arising out of Policies written in Florida, occurring in the United States of America, its territories and possessions, and Puerto Rico or as per original Policies.

                             ARTICLE 7 - EXCLUSIONS

This Agreement does not apply to and specifically excludes the following:

     1.   All excess of loss reinsurance assumed by the Company.

     2. Reinsurance assumed by the Company under obligatory reinsurance agreements.

     3. Business written to apply in excess of a deductible of more than $5,000, and business issued to apply specifically in excess over underlying insurance.

     4. Liability as a member, subscriber or reinsurer of any pool, syndicate or association; and any combination of insurers or reinsurers formed for the purpose of covering specific perils, specific classes of business or for the purpose of insuring risks located in specific geographical areas; but this exclusion shall not apply to Assigned Risk Plans or FAIR Plans or to Coastal Pools, Beach Plans or similar plans, however styled. It is understood and agreed, however, that this reinsurance does not include any increase in liability to the Company resulting from (a) The inability of any other participant in a FAIR Plan, Coastal Pool, Beach Plan or similar plan to meets its liability, or (b) any claim against such a FAIR Plan, Coastal Pool, Beach Plan or similar plan, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund.

     5. All liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payments or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge fee or other obligation in whole or in part.

     6. Automobile Liability Insurance relating to the ownership, maintenance or use of:

          a.   A Taxicab, public livery conveyance or bus;

          b. An ambulance, fire department or law enforcement, private emergency vehicle or other municipal equipment;

          c.   A racing or exhibition vehicle;

          d.   Rental and leasing of all motor vehicles;

          e. Commercial automobiles, except service vehicles used by Craftsmen and Artisans up to a maximum of one ton;

          f. Risks engaged in the transportation or distribution of munitions and explosives such as, but not limited to: liquid hydrogen, nitrogen, chlorine, fireworks, fuses, dynamite, nitroglycerine, ammonia nitrate, anhydrous ammonia, celluloid, pryroxline, or their derivatives, LGP, butane, propane and gasoline;

          g. Recreational and high performance vehicles; h. Policies sold to celebrity persons.

     7.   Any automobile not classified as private passenger automobile.

     8.   Auto Physical damage only policies.

     9. Business written on a co-surety or co-indemnity basis not controlled by the Company.

     10.  Business excluded by the following attached Nuclear Incident Exclusion
          Clauses: a. Nuclear Incident Exclusion Clause- Physical Damage-Reinsurance- U.S.A. b. Nuclear Incident Exclusion Clause- Liability-Reinsurance- U.S.A.

     11. Business excluded by the following attached Pollution and Seepage Exclusion Clauses: a. Pollution Exclusion Clause- Auto Liability-Reinsurance. b. Pollution and Seepage Exclusion Clause.

     12. Loss or damage resulting from any of the following lines of business; Ocean Marine, Accident and Health, Workers' Compensation, Aircraft (all perils), Fidelity, Financial Guarantee, Surety, Glass, Boiler and Machinery, Credit, Title, and /or Life.

     13. Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, insurrection, military or unsurped power, martial law or confiscation by order or any government or public authority

     If any business falling within the scope of one or more of the exclusions is assigned to the Company under an Assigned Risk Plan, such exclusion(s) shall not apply, it being understood and agreed that the limits of liability extended by the Company as respects such policies shall not exceed the minimum statutory limits of liability prescribed in such Assigned Risk Plan.

                       ARTICLE 8 - REPORTS AND REMITTANCES

A. Within 30 days following the end of each month, the Company will render a net account to the Reinsurer for the current Agreement Year. Prior Agreement Years having activity during the month will be accounted for separately in a similar manner. Basic Limits (Section A) and Increased Limits (Section B) are to be reported separately. Such account will contain the following:

     1. Gross Net written premium accounted for during the month; less returns and cancellations;

     2. Collected Net written premiums accounted for during the month; less returns and cancellations;

     3.   The ceding commission due as provided for in this Agreement;

     4.   Losses and loss expense paid on losses occurring during the month;

     5. Outstanding loss and loss adjustment expense reserves at the end of the period;

     6. Subrogation, salvage, or other recoveries on losses occurring during the month;

     7.   Unearned premium reserve at the end of the period.

B. Within 30 days following the end of the month the debtor party will remit to the creditor party any balance due including;

     l.   Ceded Net Written Premium collected during the month, less;

     2.   Ceding commission due the Company during the month, less;

     3. Paid losses and loss adjustment expense paid, net of salvage and recoveries, provided such loss and loss adjustment expense have not been deducted on behalf of the Company in any previous monthly report.

C. Within 45 days following the end of each Agreement Year, the Company shall furnish the following information to the Reinsurer for the Agreement Year:

     1.   A summary of written premium ceded;

     2.   A summary of premiums earned;

     3. A summary of loss and loss adjustment expense paid and outstanding, segregated by the Agreement Year in which the loss occurred;

     4. Any other information, which the Reinsurer may require for its Annual Convention Statement, which may be reasonably available to the Company.

                          ARTICLE 9 - CEDING COMMISSION

A. The Reinsurer will allow the Company a provisional ceding commission of 29.0% of the Written premium for Agency Bill policies and Collected premium on Direct Bill policies ceded hereunder. Return commission shall be allowed on return premiums at the same rate.

B. The final ceding commission shall be determined by the loss experience under this Agreement Year. There shall be provisional adjustments and a final adjustment all in accordance with the other paragraphs of this Article.

C. Within 45 days following 24 months from the inception of the Agreement Year, the Company will calculate an adjusted ceding commission based on premiums earned and losses incurred. The ceding commission paid to that date shall be adjusted between the parties as appropriate. Adjustments will continually be made annually until all losses have been paid, closed or commuted, at which time the ceding commission shall become final.

D. Premiums earned for the Agreement Year shall mean the earned portion all written premium ceded to this Agreement Year, as herein defined using the daily pro rata calculation method or other accepted calculation method as agreed to.

E. Losses incurred for the Agreement Year shall mean the loss and loss expense paid by the reinsurer (less salvages and recoveries received) on loss occurring during the Agreement Year, plus loss and loss expense reserves outstanding on losses occurring during the Agreement Year and an IBNR factor of 6.5% for the first adjustment period.

F. Should the ratio of losses incurred to premiums earned be 66.0% or higher, then the adjusted ceding commission shall be 29.0%.

G. Should the ratio of losses incurred to premiums earned be less than 66.0%, but not less than 64.0%, the adjusted commission rate for the Agreement Year will remain at 29.0%.

H. Should the ratio of losses incurred to premiums earned be less than 64.0%, but not less than 43.0%, the adjusted commission rate for the Agreement Year under consideration shall be 29.0%, plus the difference in percentage points between 64.0% and the actual ratio of losses incurred to premiums earned to a maximum commission of 50.0%.

I. If the ratio of losses incurred to premiums earned for any Agreement Year is greater than 66%, the difference in percentage points between the actual ratio of losses incurred to premiums earned and 66% shall be multiplied by premiums earned for the Agreement Year and the product shall be carried forward to the next adjustment period as a debit to losses incurred. If the ratio of losses incurred to premiums earned for any Agreement Year is less than 43%, the difference in percentage points between 43% and the actual ratio of losses incurred to premiums earned shall be multiplied by premiums earned for the Agreement Year and the product shall be carried forward to the next adjustment period as a credit to losses incurred.

J. Notwithstanding the above, the Company shall retain 50% of incurred losses otherwise recoverable from the Reinsurer under this Agreement above a ratio of losses incurred to premiums earned to the Reinsurer of 70.0% up to a ratio of losses incurred to premiums earned to the Reinsurer of 75.0%. In addition the Company shall retain 100% of incurred losses otherwise recoverable from the Reinsurer under this Agreement above a ratio of losses incurred to premiums earned to the Reinsurer of 75.0% up to a ratio of losses incurred to premiums earned to the Reinsurer of 80.0%.

K. Upon termination, any period of less than 12 months from inception shall be considered as an Agreement Year for purposes of this Article; any period of less than 12 months from anniversary will be considered as part of the preceding Agreement Year.

L. Should this Agreement be terminated on a run-off basis wherein the reinsurer is liable for losses occurring after the date of termination, then such run-off period shall be considered as part of the last Agreement Year.

M. Notwithstanding anything above, if the Reinsurer elects to modify this Agreement at December 31, 2003, per Article 4- Non-Traditional Quota Share Option, the commissions payable hereunder will be as outlined in Article 4 and not as above.

                            ARTICLE 10 - DEFINITIONS

A. The term "Policy" as used in this Agreement shall mean any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

B. The term "Agreement Year" as used in this Agreement shall mean each 12 consecutive month period commencing with December 31, 1999. Any period following termination of this Agreement in which the Reinsurer remains liable for losses arising out of Policies in force at the date of termination will be considered as part of the concluding Agreement Year.

C. The term "Loss Occurrence" as used in this Agreement shall mean any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event.

D. The term "Commercial and/or Non-Standard Private Passenger Automobile Liability and/or Physical Damage Business" as used in this Agreement shall mean all insurances and reinsurances written by the Company and classified as Commercial and/or Non-Standard Private Passenger Automobile Liability and/or Physical Damage including bodily injury and property damage, personal injury protection, medical payments, comprehensive, collision and uninsured motorists coverage.

E. Written Premium: Gross Written Premium on Policies written hereunder, less cancellations and returned premium.

F. Collected Premium: Down payments plus installment received by the Company on Policies written hereunder.

G. Recreational Vehicle: road buggies, dune buggies, caravans, motor coaches and motor homes and motor homes.

H. Celebrity Persons: actors (guild and/or association membership), professional athletes (with league membership), Olympic athletes, college athletes, radio personalities, news broadcasters, musicians, authors/writers (of published works where as the income generated from these activities/occupations is more than 30% of the total income for the individual), and models.

I. An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

     i.   Involves violence against one or more persons; or

     ii.  Involves damage to property; or

     iii. Endangers life other than that of the person committing the action; or

     iv. Creates a risk to health or safety of the public or a section of the public; or

     v.   Is designed to interfere with or to disrupt an electronic system.

Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance agreement, in respects to personal lines this reinsurance agreement will pay actual loss or damage (but not related to cost or expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, or nuclear pollution or contamination.

                        ARTICLE 11 - ORIGINAL CONDITIONS

All insurances falling under this Agreement shall be subject to the same terms, rates conditions and waivers, and to the same modifications, alterations and cancellations as the respective Policies of the Company (except that in the event of the Insolvency of the Company the provisions of the Insolvency Clause shall apply) and the Reinsurer shall be credited with its exact proportion of the original gross premiums received by the Company.

Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                              ARTICLE 12 - CURRENCY

The currency to be used for all purposes of this Agreement shall be United States of America currency.

                               ARTICLE 13 - TAXES

The Company will be liable for taxes on premiums reported to the Reinsurer hereunder.

                       ARTICLE 14 - LOSS AND LOSS EXPENSE

Any loss settlement made by the Company, whether under strict Policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer in proportion to its participation, and the Reinsurer shall benefit proportionally in all salvages and recoveries.

The Reinsurer shall bear its proportionate share of all expenses incurred by the Company in the investigation, adjustment, appraisal or defense of all claims under Policies reinsured hereunder (excluding, however, office expenses and salaries of claims staff and officials of the Company) and shall receive its proportionate share of any recoveries of such expenses. Notwithstanding the above, expenses hereunder shall be limited to Actual Paid Loss Adjustment Expense or 8.0% of earned premiums (which ever is less), inclusive of legal, court and all other costs.

Payment of Loss Adjustment Expense to Superior Adjusting Inc. will be through the monthly accounting statements at a rate of 7.5% of Earned Premium. An adjustment to Actual Loss Adjustment Expense or 8% of Earned Premium (which ever is less) will be made at the time of the Commission Adjustment

                       ARTICLE 15- EXCESS OF POLICY LIMITS

In the event the loss includes an amount in excess of the Company's Policy limit, 100% of such amount, in excess of the Company's Policy limit shall be added to the amount of the Company's Policy limit, and the sum thereof shall be covered hereunder, subject to the Reinsurer's limit of liability appearing in the COVER ARTICLE of this Agreement.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or of a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

                    ARTICLE 16- EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall protect the Company, subject to the reinsurer's limit of liability appearing in the COVER ARTICLE of this Agreement, where the loss includes any Extra Contractual Obligations for 100% of such Extra Contractual Obligations. "Extra Contractual Obligations" are defined as those liabilities not covered under any provision of this Agreement and which arise from handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or of a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                      ARTICLE 17 - DELAY, OMISSION OR ERROR

Any inadvertent delay, omission or error shall not relieve either party hereto from any liability that would attach to it hereunder if such delay, omission or error had not been made, provided that such delay, omission or error is rectified upon discovery.

                             ARTICLE 18 - INSPECTION

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records and papers of the Company in connection with any reinsurance hereunder or claims in connection herewith.

                               ARTICLE 19 - OFFSET

The Company or the Reinsurer shall have, and may exercise at any time the right to offset any balance or balances, whether on account of premiums, losses, or otherwise, due from one party to the other under the terms of this Agreement.

                      ARTICLE 20 - SALVAGE AND SUBROGATION

The Reinsurer shall be credited with its proportionate share of salvage or subrogation recoveries (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder.

                              ARTICLE 21 - WARRANTY

A. It is hereby warranted that no rate decreases or discount increases without prior Reinsurer written approval.

B. It is hereby warranted that the maximum amount of Gross Written Premium to be written under in any one underwriting year under this Agreement is $12,000,000.

                            ARTICLE 22 - ARBITRATION

As a condition precedent to any right of action hereunder, any irreconcilable dispute between the parties to this Agreement will be submitted for decision to a board of arbitration composed of two arbitrators and an umpire.

Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, or underwriters at Lloyd's, London, not under the control or management of either party to this agreement. Each party shall appoint its arbitrator and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within four weeks after their nominations, each of them shall name three, of whom the other shall decline two, and the decision shall be made by drawing lots.

The claimant shall submit its initial brief within 45 days from the appointment of the umpire. The respondent shall submit its brief within 45 days thereafter and the claimant may submit a reply brief within 30 days after filing of the respondent's brief.

The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

Any arbitration proceeding shall be conducted in Plantation, Florida unless the parties agree on a mutually agreeable site.

                             ARTICLE 23 - INSOLVENCY

In the event of the insolvency of the Company, reinsurance under this Agreement shall be payable by the Reinsurer on the basis of the Company under Policy or Policies reinsured without diminution because of the insolvency of the Company, to the Company or to its liquidator, receiver, or statutory successor except as provided by Section 4118(a) of the New York Insurance Law or except when the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or when the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

It is agreed, however, that the liquidator, receiver or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense in the proceeding when such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company.

Should the Company go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be due or may become due to the Company under this reinsurance Agreement any sums which are due to the Reinsurer by the Company under this reinsurance Agreement and which are payable at a fixed or stated date as well as any other sums due the Reinsurer which are permitted to be offset under applicable law.

                             ARTICLE 24 - EXECUTION

This Agreement is executed by the Company and the Reinsurer by the signing, in duplicate, of the Interests and Liabilities Contract attached to this Agreement.

                     POLLUTION AND SEEPAGE EXCLUSION CLAUSE

This Contract excludes loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 24% of the Company's property loss under the applicable original policy.

            POLLUTION EXCLUSION CLAUSE - AUTO LIABILITY - REINSURANCE


A. This reinsurance excludes all loss and/or liability accruing to the Company as a result of:

     1. bodily injury or property damage arising out of the actual, alleged or threatened discharge, dispersal, release or escape of pollutants:

          a)   that are (or that are contained in any property that is):

               i. being transported or towed by, or handled for movement into, onto or from the insured auto, or otherwise in the course of transit;

               ii. being stored, disposed of, treated or processed in or upon the insured auto;

          b) before the pollutants (or any property in which the pollutants are contained) are moved from the place where they are accepted by the insured for movement into or onto the insured auto; or

          c) after the pollutants (or any property in which the pollutants are contained) are moved from the insured auto to the place where they are finally delivered, disposed of or abandoned by the insured;

     2. any governmental direction or request that the insured test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants.

B. Paragraph A above does not apply to environmental restoration coverage required by the Motor Carrier Act of 1980, or similar mandatory laws.

C. Subparagraph A(1)(a)(ii) above does not apply to fuels, lubricants, fluids, exhaust gases or other similar pollutants that are needed for or result from the normal electrical, hydraulic or mechanical functioning of the insured auto or its parts, if:

     1. the pollutants escape or are discharged, dispersed or released directly from an auto part designed by its manufacturer to hold, store, receive or dispose of such pollutants; and

     2. the bodily injury or property damage does not arise out of the operation of a cherry picker or similar device mounted on an automobile or truck chassis and used to raise or lower workers, air compressors, pumps and/or generators, including spraying, welding, building cleaning, geophysical exploration, lighting and well servicing equipment.

D. Paragraphs A(1)(b) and A(1)(c) above do not apply if:

     1. the pollutants (or any property in which the pollutants are contained) are upset, overturned or damaged as a result of the maintenance or use of an insured auto; and

     2. the discharge, dispersal, release or escape of the pollutants is caused directly by such upset, overturn or damage.

E. "Pollutants" mean any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes material to be recycled, reconditioned or reclaimed.

   NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.

1) This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly and whether as Insurer or Reinsurer, from any Insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

       I. Nuclear reactor power plants including all auxiliary property on the site, or

       II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

       III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

       IV. Installations other than those listed in paragraph 2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3) Without in any way restricting the operations of paragraphs 1) and 2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph 3) shall not operate

          a) where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

          b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st, January 1960, this sub-paragraph b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Government Authority having jurisdiction thereof.

4) Without in any way restricting the operations of paragraphs 1), 2) and 3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954, or by any law amendatory thereof.

7)     Reinsured to be sole judge of what constitutes:

          a)   substantial quantities, and

          b)   the extent of installation, plant or site.

       NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE U.S.A.
           (Approved by Lloyd's Underwriters' Non-Marine Association)

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

I. It is agreed that the policy does not apply under any liability coverage, to (injury, sickness, disease, death or destruction, (bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

II. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

                  (a) become effective on or after 1st May, 1960, or
                  (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverage's:

     Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability) shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*
---------------------------
It is agreed that the policy does not apply:

I. Under any Liability Coverage, to (injury, sickness, disease, death or destruction (bodily injury or property damage

     (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

     (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to (immediate medical or surgical relief, (first aid, to expenses incurred with respect to (bodily injury, sickness, disease or death (bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III. Under any Liability Coverage to (injury, sickness, disease, death or destruction (bodily injury or property damage resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

          (c) the (injury, sickness, disease, death or destruction (bodily injury or property damages arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to (injury to or destruction of property at such nuclear facility (property damage to such nuclear facility and any property threat.

IV.  As used in this endorsement:

         "Hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material," "special nuclear material," and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (I) containing byproduct material and
         (2)resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

          (a)  any nuclear reactor,

          (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

          (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; (With respect to injury to or destruction of property, the word "injury" or "destruction" ("property damage" includes all forms of radioactive contamination of property (includes all forms of radioactive contamination of property.

V. The inception dates and thereafter of all original policies affording coverage's specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

     (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

     (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association of the Independent Insurance Conference of Canada.

*NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

                       INTERESTS AND LIABILITIES CONTRACT
                   (hereinafter referred to as the "Contract")

                                     between

                      FEDERATED NATIONAL INSURANCE COMPANY
                               Plantation, Florida
                   (hereinafter referred to as the "Company")

                                       and

                        TRANSATLANTIC REINSURANCE COMPANY
            (hereinafter referred to as the "Subscribing Reinsurer")

                                in respect of the

                   COMMERCIAL AND PRIVATE PASSENGER AUTOMOBILE
                        QUOTA SHARE REINSURANCE AGREEMENT
                  (hereinafter referred to as the "Agreement")

IT IS AGREED that, effective 12:01 a.m., Eastern Standard Time, December 31, 2002, the SUBSCRIBING REINSURER shall have a 100% share in the Interests and Liabilities of the Reinsurer as set forth in the above Agreement to which this Contract is attached. This Contract shall continue in force until terminated in accordance with the provisions contained in the above Agreement.

The share of the SUBSCRIBING REINSURER in the Interests and Liabilities of the Reinsurer under the above Agreement shall be several and not joint with the shares of any other subscribing reinsurer, and in no event shall the SUBSCRIBING REINSURER participate in the Interests and Liabilities of any other subscribing reinsurer.

IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Contract, in duplicate, as of the dates undermentioned.

Signed in Plantation, Florida, this 10 day of Oct, 2003.

FEDERATED NATIONAL INSURANCE COMPANY

BY:               /s/   Richard A. Widdicombe
         --------------------------------------------

TITLE:            President
         --------------------------------------------



Signed in New York, New York, this 29 day of September, 2003.

TRANSATLANTIC REINSURANCE COMPANY


BY:               /s/ Suzanne A. Spantidos
         --------------------------------------------

TITLE:            Sr. Vice President
         --------------------------------------------

                  300300302